                                                                   EXHIBIT 99.1

                 NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN

            INDEX TO FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES

                           DECEMBER 31, 1997 AND 1996



Financial Statements:

         Report of Independent Public Accountants

         Statements of Net Assets Available for Benefits at December 31, 1997 and 1996

         Statement of Changes in Net Assets Available for Benefits for the Year Ended December 31, 1997

         Notes to Financial Statements

Supplemental Schedules:

I.       Line 27a - Schedule of Assets Held for Investment Purposes at December
           31, 1997

II.      Allocation of Plan Assets and Liabilities to Investment Funds at
           December 31, 1997 and 1996

III.     Allocation of Plan Income and Changes in Net Assets Available for
           Benefits to Investment Funds for the Year Ended December 31, 1997

IV.      Line 27d - Schedule of Reportable Transactions for the Year Ended
           December 31, 1997


All other schedules required by the Employee Retirement Income Security Act of 1974 and the regulations promulgated by the Department of Labor have been omitted, since they are not applicable.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Employee Benefits Committee and Participants of
Noble Affiliates Thrift and Profit Sharing Plan:

We have audited the accompanying statements of net assets available for benefits of Noble Affiliates Thrift and Profit Sharing Plan as of December 31, 1997 and 1996, and the related statement of changes in net assets available for benefits for the year ended December 31, 1997. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Noble Affiliates Thrift and Profit Sharing Plan as of December 31, 1997 and 1996, and the changes in its net assets available for benefits for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. Supplemental Schedules I through IV are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




Oklahoma City, Oklahoma,
    May 1, 1998

                 NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN


                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                           DECEMBER 31, 1997 AND 1996




                                                         1997          1996
                                                     -----------   -----------
ASSETS:
    Investments, at fair value-
      Money market funds - short-term                $ 2,973,179   $ 4,880,582
      Common stocks:
        Noble Affiliates, Inc.                         9,769,502     5,897,961
        Other common stocks                                   --     7,137,555
        Mutual funds                                  19,740,815     7,460,433
      U.S. Government securities                         162,141     1,541,345
      Corporate bonds                                  2,106,878     1,777,961
      Loans to participants                            1,838,488     1,850,786
                                                     -----------   -----------

             Total investments                        36,591,003    30,546,623
                                                     -----------   -----------

    Receivables-
      Participants' contributions                        262,702       355,995
      Employer contributions                             114,929       104,038
      Interest and dividends                             127,779       179,669
                                                     -----------   -----------

             Total receivables                           505,410       639,702
                                                     -----------   -----------

             Total assets                             37,096,413    31,186,325
                                                     -----------   -----------

LIABILITIES:
    Due to broker for securities purchased               804,128       491,725
                                                     -----------   -----------

NET ASSETS AVAILABLE FOR BENEFITS                    $36,292,285   $30,694,600
                                                     ===========   ===========




   The accompanying notes are an integral part of these financial statements.

                 NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN


            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1997




ADDITIONS TO NET ASSETS ATTRIBUTED TO:
    Investment income-
      Net appreciation in fair value of investments                           $    240,719
      Interest                                                                     533,250
      Dividends:
        Noble Affiliates, Inc. common stock                                         34,987
        Other common stocks                                                        107,130
        Mutual funds                                                             1,316,825
                                                                              ------------

                                                                                 2,232,911

    Less- Investment expenses                                                      (41,337)
                                                                              ------------
             Net investment income                                               2,191,574
                                                                              ------------
    Contributions-
      Employer                                                                   1,393,766
      Participants                                                               3,205,370
                                                                              ------------
             Total contributions                                                 4,599,136
                                                                              ------------
             Total additions                                                     6,790,710
                                                                              ------------
DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
    Benefits paid to participants                                                1,126,489
    Administrative expenses                                                         66,536
                                                                              ------------
             Total deductions                                                    1,193,025
                                                                              ------------
NET INCREASE                                                                     5,597,685

NET ASSETS AVAILABLE FOR BENEFITS, beginning of year                            30,694,600
                                                                              ------------

NET ASSETS AVAILABLE FOR BENEFITS, end of year                                $ 36,292,285
                                                                              ============




    The accompanying notes are an integral part of this financial statement.

                 NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN


                          NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996



1. DESCRIPTION OF THE PLAN:

The Noble Affiliates Thrift and Profit Sharing Plan (the "Plan"), as amended, is a defined contribution plan covering certain employees who have completed specified terms of service with Noble Affiliates, Inc., and its wholly owned subsidiary Samedan Oil Corporation and other wholly owned subsidiaries (collectively referred to as the "Company"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended. The following description of the Plan provides only general information. Participants should refer to the Plan agreement for a complete description of the Plan's provisions.

Employees are eligible to participate in the Plan on the first day of any calendar month following employment. Participants may contribute up to 10% (15% effective January 1, 1998) of their basic compensation. Subject to certain limitations, employer contributions may be in amounts up to 100% of the participant's contribution depending on the participant's years of service, not to exceed 6% of the participant's basic compensation. However, discretionary contributions may be made to the Plan at the discretion of the president of the Company.

It is the policy of the Company to fund the cost of the Plan on a current basis.

The Plan is to continue indefinitely; however, the right to terminate participation in the Plan is reserved unto each participating company. Upon notice of termination or permanent suspension of contributions with respect to all or any one of the participating companies, the accounts of all participants affected thereby shall become fully vested, and the balances in their accounts shall be distributed in accordance with the provisions of the Plan, as determined by the Noble Affiliates, Inc. Employee Benefits Committee (the "Committee").

The Plan is exempt from Federal income taxes under Sections 401 and 501(a) of the Internal Revenue Code and the Plan, as amended, has received a favorable determination letter from the IRS dated June 12, 1995. Effective November 1, 1996, the Plan was amended to allow former Energy Development Corporation ("EDC") employees retained by the Company to include prior service with EDC as consideration as part of the service requirement with the Company. The Plan was also amended effective September 1, 1996, to change the length of service requirement from 15 years to 10 years of service for dollar for dollar matching contributions. Management of Noble Affiliates, Inc. is of the opinion that the Plan meets IRS requirements, and, therefore, continues to be tax-exempt.

The Plan incorporates the following provisions: (1) the employer may contribute 70% of a participant's contributions up to 6% of the participant's compensation through the first 10 years of service and 100% of a participant's contributions up to 6% of the participant's compensation thereafter (effective January 1, 1998, the employer matching percentage is 100% of a participant's contribution up to 6% of the participant's compensation, regardless of their length of service), (2) participants fully vest after five years of service, (3) participants may borrow from the Plan, as discussed below, (4) overtime is included in the participant's basic compensation, and (5) the Plan provides a definition of early retirement.

Participating employees have an option as to the manner in which their contributions may be invested. Effective January 1, 1998, participants can change their contribution elections up to four times per year. Separate funds are maintained and participants may direct their investments as follows:



                                                                                          Contributions
                                                                                              May be
Fund                                     Investments                                         Invested
----                                     -----------                                     ----------------
Fund A            U.S. Government securities, highly rated corporate bonds and
                  preferred stocks, commercial paper and cash deposits                   Increments of 10%

Fund B            Readily marketable common stocks or other readily marketable
                  securities                                                             Increments of 10%

Fund C            Mutual funds investing in growth and income stock and bonds
                                                                                         Increments of 10%

Fund I            Short-term U.S. Government securities, certificates of deposit, or high grade commercial paper or funds investing solely in such items
                                                                                         Increments of 10%

Fund M, V         Mutual funds investing in high yield common stocks and preferred
                  stocks and bonds                                                       Increments of 10%

Fund N            Noble Affiliates, Inc. common stock                                    Increments of 10%


A participant may borrow from the Plan up to the lesser of $50,000 or one-half of the participant's vested interest. Participant loans are accounted for in investment Fund L. Interest is charged at the current prime rate and loans are required to be repaid within five years through payroll deductions. Repayments of principal and interest are credited to the borrowing participant's account.

Employer contributions are invested as designated by the participants in the individual funds.

The Plan is administered by the Committee. Investment decisions of each fund are recommended by a professional investment advisory firm appointed by the Committee.

2. SIGNIFICANT ACCOUNTING POLICIES:

The accompanying financial statements are prepared on the accrual basis of accounting in conformity with generally accepted accounting principles.

Investments

Investments traded on national securities exchanges are valued at closing prices on the last business day of the year.

Under the terms of the Plan, the Trustee, Exchange National Bank and Trust Company of Ardmore, on behalf of the trust fund, is allowed to acquire, hold and dispose of the common stock of Noble Affiliates, Inc.

At December 31, 1997 and 1996, the Plan held the following investments which separately represented more than 5% of the Plan's net assets:




Investment                                       Shares         Fair Value
----------                                       ------         ----------
1996
   Fidelity Puritan Mutual Fund                  386,441      $  6,662,243
   Noble Affiliates, Inc. common stock           123,195         5,897,961

1997
   Brinson U.S. Equity                           172,065         3,024,903
   Luther King Capital Management Equity         219,074         2,887,395
   Vanguard Windsor II                           105,949         3,032,260
   Fidelity Puritan Mutual Fund                  350,617         6,794,957
   Noble Affiliates, Inc. common stock           277,149         9,769,502
   Vanguard Index 500                             26,682         2,403,248


Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Expenses of the Plan

Some expenses incurred in the administration of the Plan, including expenses and fees of the Trustee, are charged to and paid by the Plan.

Forfeitures

Under the provisions of the Plan, as of the end of the Plan year, all amounts forfeited as of the end of that year may be applied to reduce subsequently required employer contributions. Forfeitures amounted to $28,785 and $7,045 in 1997 and 1996, respectively, and reduced the otherwise required participating employer contributions.

3. NET APPRECIATION (DEPRECIATION) IN FAIR VALUE:

During 1997, the Plan's investments (including investments bought, sold and held during the year) appreciated in value by $240,719 as follows:


                                                                                       Net
                                                                                   Appreciation
                                                      Realized      Unrealized    (Depreciation)
                                                     -----------    -----------   --------------

Fair value as determined by quoted market
   price-
      U.S. Government securities                     $    (5,039)   $     7,150    $     2,111
      Corporate bonds                                     (2,614)        35,750         33,136
      Noble Affiliates, Inc. common stock                 28,289     (1,940,251)    (1,911,962)
      Other common stocks                              1,369,856        (62,934)     1,306,922
      Mutual funds                                       474,571        335,941        810,512
                                                     -----------    -----------    -----------

                                                     $ 1,865,063    $(1,624,344)   $   240,719
                                                     ===========    ===========    ===========


Realized gains are calculated using fair values at December 31, 1996, or cost, if acquired during 1997.

4. PAYABLES TO PLAN PARTICIPANTS:

Amounts due to participants whose employment has been terminated prior to year-end included in net assets available for benefits in the accompanying statements of net assets available for benefits were $222,886 and $6,490 at December 31, 1997 and 1996, respectively.

                                                                      Schedule I
                                                                     Page 1 of 2

                 NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN

           LINE 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                DECEMBER 31, 1997



                                                Interest     Maturity       Principal                          Fair
                                                  Rate %       Date           Amount           Cost            Value
                                              -----------    ---------     ------------    ------------    ------------
Money Market Funds - Short-term:

    Fund A
    *Money Market Fund - Short-term (a)            Open        Open        $    112,923    $    112,923    $    112,923

    Fund B
    *Money Market Fund - Short-term (a)            Open        Open              14,494          14,494          14,494

    Fund C
    *Money Market Fund - Short-term (a)            Open        Open               1,575           1,575           1,575


    Fund I
    VanGuard Prime Portfolio Fund -
    Short-term                                     Open        Open           2,698,144       2,698,144       2,698,144

    Fund M
    *Money Market Fund - Short-term (a)            Open        Open              16,752          16,752          16,752

    Fund N
    *Money Market Fund - Short-term (a)            Open        Open             122,767         122,767         122,767

    Fund V
    *Money Market Fund - Short-term (a)            Open        Open               6,524           6,524           6,524
                                                                           ------------    ------------    ------------

                                                                           $  2,973,179    $  2,973,179    $  2,973,179
                                                                           ============    ============    ============
United States Government Securities:

    Fund A
    United States Treasury Note                   7.250%      08-15-04     $    150,000    $    154,992    $    162,141
                                                                           ============    ============    ============

Corporate Bonds:

    Fund A
    Airtouch                                      7.000%      10-01-03     $    150,000    $    151,124    $    154,167
    American General Finance                      7.250%       4-15-00          150,000         151,209         153,384
    AMOCO Argentina Oil                           6.750%       2-01-07           75,000          76,665          77,720
    Dexter Corporation                            9.250%      12-15-16           22,000          22,359          22,953
    Electronic Data Systems                       7.125%       5-15-05           75,000          77,000          78,752
    First Chicago Corporation                     6.875%       6-15-03           75,000          73,669          76,890
    Glaxo Wellcome                                6.125%       1-25-06          100,000          96,589          99,250
    GTE Hawaiian Telephone                        7.375%       9-01-06           75,000          78,244          79,402
    International Business Machines               6.450%       8-01-07           75,000          74,294          75,855
    Interstate Power                              8.625%       9-15-21           75,000          77,813          80,180
    Kentucky Utilities Company                    8.550%       5-15-27          150,000         166,820         166,353
    Kraft Inc.                                    8.500%       2-15-17          100,000         104,250         103,540
    Phillip Morris Companies                      8.375%       1-15-07           75,000          76,734          76,981
    Sears Roebuck                                 6.950%       5-15-02          100,000         102,613         102,595
    State Street Boston                           5.950%       9-15-03          100,000          94,186          98,540
    SUSA Partnership                              7.125%      11-01-03          150,000         149,582         152,249
    Toys `R' Us                                   8.250%       2-01-17          100,000         104,750         104,128
    Union Pacific Corporation                     8.500%       1-15-17          150,000         154,500         158,196
    West Penn Power Company                       8.875%       2-01-21           75,000          78,952          79,072
    Wisconsin Power and Light                     8.600%       3-15-27          150,000         166,200         166,671
                                                                           ------------    ------------    ------------

                                                                           $  2,022,000    $  2,077,553    $  2,106,878
                                                                           ============    ============    ============

                                                                      Schedule I
                                                                     Page 2 of 2




                 NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN

           LINE 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                DECEMBER 31, 1997






                                                   Interest     Number of                    Fair
                                                     Rate         Shares       Cost          Value
                                                  -----------  -----------  -----------   -----------

Mutual Funds:
    Fund B
    Brinson U.S. Equity                                  --       172,065   $ 3,083,636   $ 3,024,903
    Luther King Capital Management Equity                --       219,074     2,998,671     2,887,395
    Vanguard Windsor II                                  --       105,949     3,141,844     3,032,260

    Fund C
    Compass Small Cap                                    --        78,068     1,639,041     1,598,052

    Fund M
    Fidelity Puritan                                     --       350,617     6,031,370     6,794,957

    Fund V
    Vanguard Index 500                                   --        26,682     2,297,053     2,403,248
                                                                            -----------   -----------

                                                                            $19,191,615   $19,740,815
                                                                            ===========   ===========

*Loans to participants (b)                       6.0% - 9.0%           --   $ 1,838,488   $ 1,838,488
                                                                            ===========   ===========



Name of Issuer and Title of Issue

Common Stock:

    Fund N
    *Noble Affiliates, Inc.                                       277,149   $ 9,672,754   $ 9,769,502
                                                                            ===========   ===========

    Total assets held for investment
      purposes                                                              $35,908,581   $36,591,003
                                                                            ===========   ===========

*Represents party-in-interest



(a) The Exchange National Bank and Trust Company of Ardmore manages this liquid fund which consists of short-term United States Government securities, certificates of deposit and high-grade commercial paper. The fund matures daily. The interest rate is adjusted daily to reflect the prevailing money market fund rate. The fair value, which equals the principal amount, is not adjusted for interest rate changes.

(b) Loans made during 1997 were at rates from 8.25% - 8.50%, which represented the national prime rate during the year.

                                                                     Schedule II
                                                                     Page 1 of 2

                 NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN


          ALLOCATION OF PLAN ASSETS AND LIABILITIES TO INVESTMENT FUNDS

                                DECEMBER 31, 1997





                                                Fund A        Fund B        Fund C       Fund I         Fund M
                                             -----------   -----------   -----------   -----------   -----------
ASSETS:
    Investments, at fair value-
      Money market funds - short-term        $   112,923   $    14,494   $     1,575   $ 2,698,144   $    16,752
      Common stocks:
        Noble Affiliates, Inc.                        --            --            --            --            --
        Mutual funds                                  --     8,944,558     1,598,052            --     6,794,957
      U.S. Government securities                 162,141            --            --            --            --
      Corporate bonds                          2,106,878            --            --            --            --
      Loans to participants                           --            --            --            --            --

    Receivables-
      Participants' contributions                 13,533        77,763        10,625        12,382        90,363
      Employer contributions                       6,940        27,456         6,602         8,427        26,268
      Interest and dividends                      57,370            54            70        11,729            16
                                             -----------   -----------   -----------   -----------   -----------

             Total assets                      2,459,785     9,064,325     1,616,924     2,730,682     6,928,356

LIABILITIES:
    Due to broker for securities purchased            --         2,555           428            --         1,992
                                             -----------   -----------   -----------   -----------   -----------

NET ASSETS AVAILABLE FOR BENEFITS            $ 2,459,785   $ 9,061,770   $ 1,616,496   $ 2,730,682   $ 6,926,364
                                             ===========   ===========   ===========   ===========   ===========






                                               Fund N         Fund L        Fund V        Total
                                             -----------   -----------   -----------   -----------
ASSETS:
    Investments, at fair value-
      Money market funds - short-term        $   122,767   $        --   $     6,524   $ 2,973,179
      Common stocks:
        Noble Affiliates, Inc.                 9,769,502            --            --     9,769,502
        Mutual funds                                  --            --     2,403,248    19,740,815
      U.S. Government securities                      --            --            --       162,141
      Corporate bonds                                 --            --            --     2,106,878
      Loans to participants                           --     1,838,488            --     1,838,488

    Receivables-
      Participants' contributions                 41,431            --        16,605       262,702
      Employer contributions                      31,429            --         7,807       114,929
      Interest and dividends                         226        58,306             8       127,779
                                             -----------   -----------   -----------   -----------

             Total assets                      9,965,355     1,896,794     2,434,192    37,096,413

LIABILITIES:
    Due to broker for securities purchased       798,528            --           625       804,128
                                             -----------   -----------   -----------   -----------

NET ASSETS AVAILABLE FOR BENEFITS            $ 9,166,827   $ 1,896,794   $ 2,433,567   $36,292,285
                                             ===========   ===========   ===========   ===========

                                                                     Schedule II
                                                                     Page 2 of 2




                 NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN


          ALLOCATION OF PLAN ASSETS AND LIABILITIES TO INVESTMENT FUNDS

                                DECEMBER 31, 1996





                                                Fund A       Fund B         Fund I
                                             -----------   -----------   -----------
ASSETS:
    Investments, at fair value-
      Money market funds - short-term        $   531,883   $   543,096   $ 3,764,221
      Common stocks:
        Noble Affiliates, Inc.                        --            --            --
        Other common stocks                           --     7,137,555            --
        Mutual fund                                   --       798,190            --
      U.S. Government securities               1,541,345            --            --
      Corporate bonds                          1,777,961            --            --
      Loans to participants                           --            --            --

    Receivables-
      Participants' contributions                191,414        53,272        20,762
      Employer contributions                      10,692        32,995        11,463
      Interest and dividends                      66,971        10,830        14,800
                                             -----------   -----------   -----------

             Total assets                      4,120,266     8,575,938     3,811,246

LIABILITIES:
    Due to broker for securities purchased            --            --            --
                                             -----------   -----------   -----------

NET ASSETS AVAILABLE FOR BENEFITS            $ 4,120,266   $ 8,575,938   $ 3,811,246
                                             ===========   ===========   ===========








                                               Fund M         Fund N         Fund L       Total
                                             -----------    -----------   -----------   -----------
ASSETS:
    Investments, at fair value-
      Money market funds - short-term        $     3,626    $    37,756   $        --   $ 4,880,582
      Common stocks:
        Noble Affiliates, Inc.                        --      5,897,961            --     5,897,961
        Other common stocks                           --             --            --     7,137,555
        Mutual fund                            6,662,243             --            --     7,460,433
      U.S. Government securities                      --             --            --     1,541,345
      Corporate bonds                                 --             --            --     1,777,961
      Loans to participants                           --             --     1,850,786     1,850,786

    Receivables-
      Participants' contributions                 55,917         34,630            --       355,995
      Employer contributions                      28,144         20,744            --       104,038
      Interest and dividends                      (2,194)        27,561        61,701       179,669
                                             -----------    -----------   -----------   -----------

             Total assets                      6,747,736      6,018,652     1,912,487    31,186,325

LIABILITIES:
    Due to broker for securities purchased            --        491,725            --       491,725
                                             -----------    -----------   -----------   -----------

NET ASSETS AVAILABLE FOR BENEFITS            $ 6,747,736    $ 5,526,927   $ 1,912,487   $30,694,600
                                             ===========    ===========   ===========   ===========


                                                                    Schedule III

                 NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN


               ALLOCATION OF PLAN INCOME AND CHANGES IN NET ASSETS

                   AVAILABLE FOR BENEFITS TO INVESTMENT FUNDS

                      FOR THE YEAR ENDED DECEMBER 31, 1997






                                                            Fund A         Fund B           Fund C         Fund I         Fund M
                                                         ------------    ------------    ------------   ------------   ------------

ADDITIONS TO NET ASSETS ATTRIBUTED TO:
    Investment income-
      Net appreciation (depreciation) in fair value of
        investments                                      $     35,247    $  1,249,460   $    (34,510)  $         --   $    795,590
      Interest                                                216,498          12,118            402        148,176            618
      Dividends:
        Noble Affiliates, Inc. common stock                        --              --             --             --             --
        Other common stocks                                        --         107,130             --             --             --
        Mutual funds                                               --         641,811         69,124             --        572,024
                                                         ------------    ------------   ------------   ------------   ------------

                                                              251,745       2,010,519         35,016        148,176      1,368,232
    Less- Investment expenses                                  (7,980)        (33,357)            --             --             --
                                                         ------------    ------------   ------------   ------------   ------------

             Net investment income                            243,765       1,977,162         35,016        148,176      1,368,232
                                                         ------------    ------------   ------------   ------------   ------------

    Contributions:
      Employer                                                111,287         384,273         35,019        128,577        326,497
      Participants                                            327,135         698,245        148,225        452,078        837,009
                                                         ------------    ------------   ------------   ------------   ------------

             Total contributions                              438,422       1,082,518        183,244        580,655      1,163,506
                                                         ------------    ------------   ------------   ------------   ------------

             Total additions                                  682,187       3,059,680        218,260        728,831      2,531,738
                                                         ------------    ------------   ------------   ------------   ------------

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
    Benefits paid to participants                             231,661         227,510             --         28,526        343,671
    Administrative expenses                                     3,941          30,299            831          3,699          9,409
                                                         ------------    ------------   ------------   ------------   ------------

             Total deductions                                 235,602         257,809            831         32,225        353,080
                                                         ------------    ------------   ------------   ------------   ------------

NET INCREASE (DECREASE)                                       446,585       2,801,871        217,429        696,606      2,178,658

NET ASSETS AVAILABLE FOR BENEFITS, beginning of year
                                                            4,120,266       8,575,938             --      3,811,246      6,747,736

NET TRANSFERS BETWEEN FUNDS                                (2,107,066)     (2,316,039)     1,399,067     (1,777,170)    (2,000,030)
                                                         ------------    ------------   ------------   ------------   ------------

NET ASSETS AVAILABLE FOR BENEFITS, end of year           $  2,459,785    $  9,061,770   $  1,616,496   $  2,730,682   $  6,926,364
                                                         ============    ============   ============   ============   ============


                                                            Fund N          Fund L          Fund V         Total
                                                         ------------    ------------    ------------   ------------

ADDITIONS TO NET ASSETS ATTRIBUTED TO:
    Investment income-
      Net appreciation (depreciation) in fair value of
        investments                                      $ (1,911,962)   $         --    $    106,894   $    240,719
      Interest                                                  1,745         153,462             231        533,250
      Dividends:
        Noble Affiliates, Inc. common stock                    34,987              --              --         34,987
        Other common stocks                                        --              --              --        107,130
        Mutual funds                                               --              --          33,866      1,316,825
                                                         ------------    ------------    ------------   ------------

                                                           (1,875,230)        153,462         140,991      2,232,911
    Less- Investment expenses                                      --              --              --        (41,337)
                                                         ------------    ------------    ------------   ------------

             Net investment income                         (1,875,230)        153,462         140,991      2,191,574
                                                         ------------    ------------    ------------   ------------

    Contributions:
      Employer                                                367,714              --          40,399      1,393,766
      Participants                                            494,704              --         247,974      3,205,370
                                                         ------------    ------------    ------------   ------------

             Total contributions                              862,418              --         288,373      4,599,136
                                                         ------------    ------------    ------------   ------------

             Total additions                               (1,012,812)        153,462         429,364      6,790,710
                                                         ------------    ------------    ------------   ------------

DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
    Benefits paid to participants                             213,235          81,365             521      1,126,489
    Administrative expenses                                    17,165              --           1,192         66,536
                                                         ------------    ------------    ------------   ------------

             Total deductions                                 230,400          81,365           1,713      1,193,025
                                                         ------------    ------------    ------------   ------------

NET INCREASE (DECREASE)                                    (1,243,212)         72,097         427,651      5,597,685

NET ASSETS AVAILABLE FOR BENEFITS, beginning of year
                                                            5,526,927       1,912,487              --     30,694,600

NET TRANSFERS BETWEEN FUNDS                                 4,883,112         (87,790)      2,005,916             --
                                                         ------------    ------------    ------------   ------------

NET ASSETS AVAILABLE FOR BENEFITS, end of year           $  9,166,827    $  1,896,794    $  2,433,567   $ 36,292,285
                                                         ============    ============    ============   ============

                                                                     Schedule IV

                 NOBLE AFFILIATES THRIFT AND PROFIT SHARING PLAN


                 LINE 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997









                                                                          Purchase        Selling       Lease
(a)    Identity of Party Involved            (b) Description of Asset    (c) Price      (d) Price    (e) Rental
-----------------------------------------    ------------------------    ----------     -----------  ------------

Purchases -

   Noble Affiliates, Inc.                    Common Stock               $  6,469,636   $        --       $    --
   Fidelity Puritan                          Mutual Fund                   1,581,600            --            --
   Compass Small Cap                         Mutual Fund                   1,691,900            --            --
   Brinson U. S. Equity                      Mutual Fund                   3,011,200            --            --
   Luther King Capital Management Equity     Mutual Fund                   3,011,200            --            --
   Vanguard Windsor II                       Mutual Fund                   3,011,200            --            --
   Vanguard Index 500                        Mutual Fund                   1,850,838            --            --

   Money Market Funds:
    Money Market Fund(1)                     Money Market Fund            20,430,680            --            --
    Vanguard Prime Portfolio Funds           Money Market Fund             1,154,400            --            --

Sales -

   Money Market Funds:
    Money Market Fund(1)                     Money Market Fund                    --    19,155,571            --
    Vanguard Prime Portfolio Funds           Money Market Fund                    --     2,327,600            --





                                             Expense                       Current Value of
                                          Incurred with                       Asset on
                                            Trans-           Cost of         Transaction         Net Gain or
(a)    Identity of Party Involved         (f) action       (g) Asset          (h) Date           (i) (Loss)
----------------------------------------- ------------     -----------      ---------------      ----------


Purchases -

   Noble Affiliates, Inc.                  $    7,134      $        --        $   6,462,502     $       N/A
   Fidelity Puritan                                --               --            1,581,600             N/A
   Compass Small Cap                               --               --            1,691,900             N/A
   Brinson U. S. Equity                            --               --            3,011,200             N/A
   Luther King Capital Management Equity           --               --            3,011,200             N/A
   Vanguard Windsor II                             --               --            3,011,200             N/A
   Vanguard Index 500                              --               --            1,850,838             N/A

   Money Market Funds:
    Money Market Fund(1)                           --               --           20,430,680             N/A
    Vanguard Prime Portfolio Funds                 --               --            1,154,400             N/A

Sales -

   Money Market Funds:
    Money Market Fund(1)                           --       19,155,571           19,155,571              --
    Vanguard Prime Portfolio Funds                 --        2,327,600            2,327,600              --


(1) The Exchange National Bank and Trust Company of Ardmore manages this liquid fund which consists of short-term United States Government securities, certificates of deposit, and high-grade commercial paper. The fund matures daily. The interest rate is adjusted daily to reflect the prevailing money market fund rate. The fair value, which equals the principal amount, is not adjusted for interest rate changes.